UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2014

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54648 (Commission File Number)	56-2646797 (I.R.S. Employer Identification No.)

6650 Via Austi Parkway, Suite 140 Las Vegas, NV 89119 (Address of principal executive offices) (zip code)

702-583-6715 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 30, 2014, Las Vegas Railway Express, Inc. (the “Company”) held its annual meeting of stockholders at the Company’s offices at 6650 Via Austi Parkway, Suite 140, Las Vegas, NV 89119. A total of 23,804,466 shares of common stock, representing 61.14% of the aggregate 38,938,436 shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the annual meeting.

Michael A. Barron, Gilbert H. Lamphere, John D. McPherson, John O’Connor and Ronald Batory were each elected as directors of the Company to serve until the next annual meeting of stockholders.

The stockholders ratified the board of directors’ appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015.

The stockholders have approved an amendment to the Company’s Certificate of Incorporation to authorize the increase of authorized common stock of the Company from 200,000,000 to 500,000,000 shares.

The final voting results on these matters were as follows:

1. Election of Directors:

Name	Votes For	Votes Withheld
Michael A. Barron	22,048,467	397,748
Gilbert H. Lamphere	22,049,799	398,447
John D. McPherson	22,399,077	49,169
John O’Connor	22,396,602	51,644
Ronald Batory	22,399,831	48,415

2.  Ratification of appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015:

Votes For	Votes Against	Votes Abstained
23,763,677	25,289	15,500

The stockholders also ratified non-binding proposals to approve the compensation of the Company’s executive officers, as set forth in the Company’s Proxy Statement Summary Compensation Table, and to fix the frequency of a shareholder vote regarding executive compensation at every one (1) year. The final voting results on these matters were as follows:

3.  Ratification of Executive Compensation:

Votes For	Votes Against	Votes Abstained
22,275,521	157,732	14,993

4.  Frequency of Shareholder Votes on Compensation:

1 Year	2 Year	3 Years	Abstained
19,332,228	592,599	2,507,774	15,314

5. Approval of amendment to the Company’s Certificate of Incorporation to authorize the increase of authorized common stock from 200,000,000 to 500,000,000 shares.

Votes For	Votes Against	Votes Abstained
21,200,436	249,288	64,748

There were 4,791,030 Broker Non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS RAILWAY EXPRESS, INC.

Date: October 3, 2014	By:	/s/ Michael Barron
Name: Michael Barron
Title: Chief Executive Officer